UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): August 10, 2009
DEVELOPERS DIVERSIFIED REALTY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Ohio	001-11690	34-1723097

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3300 Enterprise Parkway, Beachwood, Ohio	44122

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (216) 755-5500
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     This Current Report on Form 8-K is being filed to set forth in one document a description of the preferred shares and common shares of Developers Diversified Realty Corporation. Our Second Restated Articles of Incorporation, as amended, as in effect on the date hereof are filed as Exhibit 3.1 to this Current Report, and our Amended and Restated Code of Regulations as in effect on the date hereof is filed as Exhibit 3.1 to our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009.
     The description set forth below highlights important terms of the preferred shares and the common shares as of the date hereof. This description is not a complete description of the terms of the preferred shares and the common shares and is qualified by reference to the full text of our Second Restated Articles of Incorporation, as amended, and our Amended and Restated Code of Regulations, which are incorporated by reference into this document.
DESCRIPTION OF PREFERRED SHARES
Capitalization
     Our articles of incorporation authorize us to issue up to:
•	750,000 Class A Cumulative Preferred Shares, without par value, or the Class A Shares, of which 460,000 shares have been designated as 9 1/2% Class A Cumulative Redeemable Preferred Shares;

•	750,000 Class B Cumulative Preferred Shares, without par value, or the Class B Shares, of which 177,500 shares have been designated as 9.44% Class B Cumulative Redeemable Preferred Shares;

•	750,000 Class C Cumulative Preferred Shares, without par value, or the Class C Shares, of which 460,000 shares have been designated as 8 3/8% Class C Cumulative Redeemable Preferred Shares;

•	750,000 Class D Cumulative Preferred Shares, without par value, or the Class D Shares, of which 230,000 shares have been designated as 8.68% Class D Cumulative Redeemable Preferred Shares;

•	750,000 Class E Cumulative Preferred Shares, without par value, or the Class E Shares, of which 750,000 shares have been designated as Class E Series I Cumulative Preferred Shares;

•	750,000 Class F Cumulative Preferred Shares, without par value, or the Class F Shares, of which 690,000 shares have been designated as 8.60% Class F Cumulative Redeemable Preferred Shares;

•	750,000 Class G Cumulative Preferred Shares, without par value, or the Class G Shares, of which 736,000 shares have been designated as 8% Class G Cumulative Redeemable Preferred Shares;

•	750,000 Class H Cumulative Preferred Shares, without par value, or the Class H Shares, of which 410,000 shares have been designated as 7 3/8% Class H Cumulative Redeemable Preferred Shares;

•	750,000 Class I Cumulative Preferred Shares, without par value, or the Class I Shares, of which 345,000 shares have been designated as 7.50% Class I Cumulative Redeemable Preferred Shares;

•	750,000 Class J Cumulative Preferred Shares, without par value, or the Class J Shares, of which 450,000 shares have been designated as 9% Class J Cumulative Redeemable Preferred Shares;

•	750,000 Class K Cumulative Preferred Shares, without par value, or the Class K Shares, of which 350,000 shares have been designated as 8 7/8% Class K Cumulative Redeemable Preferred Shares;

•	750,000 Noncumulative Preferred Shares, without par value, or the noncumulative shares; and

•	2,000,000 Cumulative Voting Preferred Shares, without par value, or the cumulative voting preferred shares.
General
     We refer to the Class A Shares, the Class B Shares, the Class C Shares, the Class D Shares, the Class E Shares, the Class F Shares, the Class G Shares, the Class H Shares, the Class I Shares, the Class J Shares, the Class K Shares and the noncumulative shares collectively as the nonvoting preferred shares.
     The outstanding nonvoting preferred shares are represented by depositary shares. Each depositary share represents a fractional interest in the respective preferred share. The preferred shares have been deposited with a depositary under a deposit agreement between us, the depositary and the holders from time to time of the depositary receipts issued under the deposit agreement. The depositary receipts evidence the depositary shares. Each holder of a depositary receipt evidencing a depositary share will be entitled to all the rights and preferences of a fractional interest in a corresponding preferred share, including dividend, voting, redemption and liquidation rights and preferences.
     The following description summarizes certain general terms and provisions of each class of nonvoting preferred shares and the cumulative voting preferred shares. This summary may not contain all of the information that is important to you. For more detail, you should refer to the applicable provisions of our articles of incorporation and code of regulations.

     Except as discussed below, the nonvoting preferred shares rank on a parity with each other and are identical to each other. The cumulative voting preferred shares rank equally, except with respect to voting rights, with all of the nonvoting preferred shares. Dividends on the Class A Shares, the Class B Shares, the Class C Shares, the Class D Shares, the Class E Shares, the Class F Shares, the Class G Shares, the Class H Shares, the Class I Shares, the Class J Shares, the Class K Shares and the cumulative voting preferred shares will be cumulative, while dividends on the noncumulative shares will not be cumulative.
     Prior to the issuance of shares of each series of each class of nonvoting preferred shares, our board of directors may, under our articles of incorporation and Ohio law, fix:
•	the designation of the series;

•	the authorized number of shares of the series. Our board of directors may, except when otherwise provided in the creation of the series, increase or decrease the authorized number of shares before or after issuance of the series (but not below the number of shares of such series then outstanding);

•	the dividend rate or rates of the series, including the means by which such rates may be established;

•	the date(s) from which dividends shall accrue and be cumulative and, with respect to all nonvoting preferred shares, the date on which and the period(s) for which dividends, if declared, shall be payable, including the means by which such date(s) and period(s) may be established;

•	redemption rights and prices, if any;

•	the terms and amounts of the sinking fund, if any;

•	the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding-up of our affairs;

•	whether the shares of the series shall be convertible into common shares or shares of any other class;

•	if the shares are convertible, the conversion rate(s) or price(s), any adjustments to the rate or price and all other terms and conditions upon which such conversion may be made; and

•	restrictions on the issuance of shares of the same or any other class or series.
Rank
     All preferred shares will be equal to all other preferred shares with respect to dividend rights (subject to dividends on noncumulative shares being noncumulative) and rights upon our liquidation, dissolution or winding-up.
     The preferred shares will:

•	rank prior to all classes of common shares and to all other equity securities ranking junior to such preferred shares with respect to dividend rights and rights upon our liquidation, dissolution or winding-up;

•	be equal to all of our equity securities the terms of which specifically provide that such equity securities are equal to the preferred shares with respect to dividend rights and rights upon our liquidation, dissolution or winding-up; and

•	be junior to all of our equity securities the terms of which specifically provide that such equity securities rank prior to the preferred shares with respect to dividend rights and rights upon our liquidation, dissolution or winding-up.
Dividends
     The holders of each series of each class of preferred shares are entitled to receive, if, when and as declared, out of funds legally available for payment, dividends in cash at the rate determined for such series in preference to the holders of common shares and of any other class of shares ranking junior to the preferred shares. Dividends shall be payable on the date fixed for such series. Dividends with respect to each series of Class A Shares, Class B Shares, Class C Shares, Class D Shares, Class E Shares, Class F Shares, Class G Shares, Class H Shares, Class I Shares, Class J Shares, Class K Shares and the cumulative voting preferred shares will be cumulative from the dates fixed for the series. Dividends will be payable to holders of record as they appear on our stock transfer books on the record dates fixed by our board of directors. Any dividend payment made on the preferred shares that have been designated under the Class A Shares, Class B Shares, Class C Shares, Class D Shares, Class E Shares, Class F Shares, Class G Shares, Class H Shares, Class I Shares, Class J Shares and Class K Shares, which we refer to collectively as the designated preferred shares, will first be credited against the earliest accumulated but unpaid dividend due with respect to such shares which remains payable.
     Dividends on our preferred shares will accumulate whether or not we have earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are declared. Accumulated but unpaid dividends on the designated preferred shares will not bear interest.
     If preferred shares are outstanding, dividends may not be paid or declared or set apart for any series of preferred shares for any dividend period unless at the same time:
•	a proportionate dividend for the dividend periods terminating on the same or any earlier date for all issued and outstanding shares of all series of such class entitled to receive such dividend (but, if such series are series of noncumulative shares, then only with respect to the current dividend period), ratably in proportion to the respective annual dividend rates fixed therefor, have been paid or declared or set apart; and

•	the dividends payable for the dividend periods terminating on the same or any earlier date for all other classes of issued and outstanding preferred shares entitled to receive such dividends (but, with respect to noncumulative shares, only with respect to the then-current dividend period), ratably in proportion to the respective dividend rates fixed therefor, have been paid or declared and set apart.
     If any series of preferred shares is outstanding, a dividend shall not be paid or declared or any distribution made in respect of the common shares or any other shares ranking junior to such series of preferred shares, and common shares or any other shares ranking junior to such series of preferred shares shall not be purchased, retired or otherwise acquired by us unless:
•	all accrued and unpaid dividends on all classes of outstanding preferred shares, including the full dividends for all current dividend periods for the nonvoting preferred shares (except, with respect to noncumulative shares, for the then-current dividend period only), have been declared and paid or a sum sufficient for payment thereof set apart; and

•	with respect to the nonvoting preferred shares, there are no arrearages with respect to the redemption of any series of any class of preferred shares from any sinking fund provided for such class in accordance with our articles of incorporation. However, common shares and any other shares ranking junior to such series of preferred shares may be purchased, retired or otherwise acquired using the proceeds of a sale of common shares or other shares junior to such preferred shares received subsequent to the first date of issuance of such preferred shares. In addition, we may pay or declare or distribute dividends payable in common shares or other shares ranking junior to such preferred shares.
     The preceding restrictions on the payment of dividends or other distributions on, or on the purchase, redemption, retirement or other acquisition of, common shares or any other shares ranking equal to or junior to any class of preferred shares generally will be inapplicable to:
•	any payments in lieu of issuance of fractional shares, upon any merger, conversion, stock dividend or otherwise in the case of the nonvoting preferred shares;

•	the conversion of preferred shares into common shares; or

•	the exercise of our rights to repurchase shares of capital stock in order to preserve our status as a REIT under the Internal Revenue Code of 1986, as amended, or the Code.
     When dividends are not paid in full (or a sum sufficient for full payment is not set apart) upon the preferred shares of any series and the shares of any other series of preferred shares ranking on a parity as to dividends with such series, all dividends declared upon preferred shares of such series and any other series of preferred shares ranking on a parity as to dividends with such preferred shares shall be declared pro rata so that the amount of dividends declared per share on the shares of such series of preferred shares shall in all cases bear to each other the same ratio that accrued dividends per share on the preferred shares of such series (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods for noncumulative shares) and such other series bear to each other.
Redemption

     If our board of directors so provides, a series of preferred shares will be subject to mandatory redemption or redemption at our option, as a whole or in part, in each case upon the terms, at the times and at the redemption prices determined by our board of directors. The redemption price per share will include an amount equal to all accrued and unpaid dividends on such preferred shares as of the date of redemption; however, the redemption price of noncumulative shares will include only unpaid dividends for the current dividend period. The redemption price may be payable in cash or other property.
     We may not purchase or redeem, for sinking fund purposes or otherwise, less than all of a class of outstanding preferred shares except in accordance with a stock purchase offer made to all holders of record of such class, unless all dividends on that class of outstanding preferred shares for previous and current dividend periods (except, in the case of noncumulative shares, dividends for the current dividend period only) have been declared and paid or funds set apart and all accrued sinking fund obligations applicable thereto have been complied with. However, we may repurchase shares of capital stock in order to maintain our qualification as a REIT under the Code.
     If fewer than all of our outstanding shares of any class of preferred shares are to be redeemed, we will determine the number of shares to be redeemed. Our board of directors will determine the manner for selecting by lot the shares to be redeemed.
     We will mail notice of redemption at least 30 days but not more than 60 days before the redemption date to each holder of record of a preferred share to be redeemed at the address shown on our stock transfer books. If fewer than all the preferred shares of any series are to be redeemed, the notice of redemption will also specify the number of preferred shares to be redeemed from each holder. If notice of redemption of any preferred shares has been given and if the funds necessary for such redemption have been set aside by us in trust for the benefit of the holders of the preferred shares to be redeemed, dividends will cease to accrue on such preferred shares. In addition, the holders of preferred shares to be redeemed will cease to be shareholders with respect to such shares and will have no right or claim against us with respect to such shares as of the redemption date. However, such holders will have the right to receive the redemption price without interest or to exercise before the redemption date any unexercised privileges of conversion.
     The terms of redemption, if any, for the existing classes of preferred shares are included in our articles of incorporation.
Liquidation Preference
     In the event of our voluntary liquidation, dissolution or winding-up, the holders of any series of any class of preferred shares shall be entitled to receive in full out of our assets, including our capital, before any amount shall be paid or distributed among the holders of the common shares or any other shares ranking junior to such series, the amounts fixed by our board of directors with respect to such series. In addition, each holder will receive an amount equal to all dividends accrued and unpaid on that series of preferred shares to the date of payment of the amount due pursuant to our liquidation, dissolution or winding-up. However, holders of noncumulative shares will only receive dividends for the current dividend period. After holders of the preferred shares are paid the full preferential amounts to which they are entitled, they will have no right or claim to any of our remaining assets.
     If liquidating distributions are made in full to all holders of preferred shares, our remaining assets will be distributed among the holders of any other classes or series of capital stock ranking junior to the preferred shares upon liquidation, dissolution or winding-up. The distributions will be made according to the holders’ respective rights and preferences and, in each case, according to their respective number of shares. Our merger or consolidation into or with any other corporation, or the sale, lease or conveyance of all or substantially all of our assets, shall not constitute a dissolution, liquidation or winding-up.
Voting Rights
     Nonvoting Preferred Shares
     Holders of nonvoting preferred shares have only the voting rights described below that apply to all preferred shares, whether nonvoting or voting, and as from time to time required by law.
     If and when we are in default in the payment of (or, with respect to noncumulative shares, have not paid or declared and set aside a sum sufficient for the payment of) dividends on any series of any class of outstanding nonvoting preferred shares, for dividend payment periods, whether consecutive or not, which in the aggregate contain at least 540 days, all holders of shares of such class, voting separately as a class, together and combined with all other preferred shares upon which like voting rights have been conferred and are exercisable, will be entitled to elect a total of two members to our board of directors. This voting right shall be vested and any additional directors shall serve until all accrued and unpaid dividends (except, with respect to noncumulative shares, only dividends for the then-current dividend period) on such outstanding preferred shares have been paid or declared and a sufficient sum set aside for payment thereof.
     The affirmative vote of the holders of at least two-thirds of a class of outstanding nonvoting preferred shares, voting separately as a class, shall be necessary to effect either of the following:
•	The authorization, creation or increase in the authorized number of any shares, or any security convertible into shares, ranking prior to such class of nonvoting preferred shares; or

•	Any amendment, alteration or repeal, whether by merger, consolidation or otherwise, of any of the provisions of our articles of incorporation or our code of regulations which adversely and materially affects the preferences or voting or other rights of the holders of such class of nonvoting preferred shares which are set forth in our articles of incorporation. However, the amendment of our articles of incorporation to authorize, create or change the authorized or outstanding number of a class of such preferred shares or of any shares ranking on a parity with or junior to such class of preferred shares does not adversely and materially affect preferences or voting or other rights of the holders of such class of preferred shares. In addition, amending the code of regulations to change the number or classification of our directors does not adversely or materially affect preferences or voting rights or other rights. Voting shall be done in person at a meeting called for one of the above purposes or in writing by proxy.
     The preceding voting provisions will not apply if, at or prior to the time of the action with respect to which such vote would be required, all outstanding shares of such series of preferred shares have been redeemed or called for redemption and sufficient funds shall have been deposited in trust to effect such redemption.
     Cumulative Voting Preferred Shares
     If and when we are in default in the payment of dividends on the cumulative voting preferred shares, for at least six dividend payment periods, whether or not consecutive, all holders of shares of such class, voting separately as a class, together and combined with all other preferred shares upon which like voting rights have been conferred and are exercisable, will be entitled to elect a total of two members to our board of directors. This voting right shall be vested and any additional directors shall serve until all accrued and unpaid dividends (except, with respect to noncumulative shares, only dividends for the then-current dividend period) on such outstanding preferred shares have been paid or declared and a sufficient sum set aside for payment thereof.
     The affirmative vote of the holders of at least two-thirds of the outstanding cumulative voting preferred shares, voting separately as a class, shall be necessary to effect either of the following:
•	Any amendment, alteration or repeal of any of the provisions of, or the addition of any provisions to, our articles of incorporation or code of regulations, whether by merger, consolidation or otherwise, which we refer to as an event, that materially adversely affects the voting powers, rights or preferences of the holders of the cumulative voting preferred shares; provided, however, that the amendment of the provisions of the articles of incorporation (a) so as to authorize or create, or to increase the authorized amount of, or issue, any shares ranking junior to the cumulative voting preferred shares or any shares of any class or series of shares ranking on a parity with the cumulative voting preferred shares or (b) with respect to the occurrence of any event, so long as the cumulative voting preferred shares remain outstanding with the terms thereof materially unchanged, taking into account that upon the occurrence of the event, we may not be the surviving entity, shall not in either case be deemed to materially adversely affect the voting power, rights or preferences of the holders of cumulative voting preferred shares; or

•	the authorization, creation of, increase in the authorized amount of, or issuance of any shares of any class or series of shares ranking prior to the cumulative voting preferred shares or any security convertible into shares of any class or series of shares ranking prior to the cumulative voting preferred shares (whether or not such class or series of shares ranking prior to the cumulative voting preferred shares is currently authorized).
     The preceding voting provisions will not apply, if at or prior to the time of the action with respect to which such vote would be required, all outstanding shares of such series of cumulative voting preferred shares have been redeemed or called for redemption and sufficient funds shall have been deposited in trust to effect such redemption.
     In addition to the foregoing, the holders of cumulative voting preferred shares shall be entitled to vote on all matters on which holders of our common shares may vote and shall be entitled to one vote for each cumulative voting preferred share entitled to vote at such meeting.
     General
     Without limiting the provisions described above, under Ohio law, holders of each class of preferred shares will be entitled to vote as a class on any amendment to our articles of incorporation, whether or not they are entitled to vote thereon by our articles of incorporation, if the amendment would:
•	increase or decrease the par value of the shares of such class;

•	change the issued shares of such class into a lesser number of shares of such class or into the same or different number of shares of another class;

•	change or add to the express terms of the shares of the class in any manner substantially prejudicial to the holders of such class;

•	change the express terms of any class of issued shares ranking prior to the particular class in any manner substantially prejudicial to the holders of shares of the particular class;

•	authorize shares of another class that are convertible into, or authorize the conversion of shares of another class into, shares of the particular class, or authorize the directors to fix or alter conversion rights of shares of another class that are convertible into shares of the particular class;

•	reduce or eliminate our stated capital;

•	substantially change our purposes; or

•	change the Company into a nonprofit corporation.
     If, and only to the extent that,
•	a class of preferred shares is issued in more than one series and

•	Ohio law permits the holders of a series of a class of capital stock to vote separately as a class, the affirmative vote of the holders of at least two-thirds of each series of such class of outstanding preferred shares, voting separately as a class, shall be required for any amendment, alteration or repeal, whether by merger, consolidation or otherwise, of any of the provisions of our articles of incorporation or our code of regulations which adversely and materially affects the preferences or voting or other rights of the holders of such series as set forth in our articles of incorporation. However, the amendment of our articles of incorporation so as to authorize, create or change the authorized or outstanding number of a class of preferred shares or of any shares ranking equal to or junior to such class of preferred shares does not adversely and materially affect the preference or voting or other rights of the holders of such series. In addition, the amendment of our code of regulations to change the number or classification of our directors does not adversely and materially affect the preference or voting or other rights of the holders of such series.
Restrictions on Ownership
     In order to qualify as a REIT under the Code, not more than 50% in value of our outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals during the last half of a taxable year. “Individual” is defined in the Code to include certain entities. In addition, our capital stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. We also must satisfy certain other requirements. For more information on restrictions on ownership, see “Description of Common Shares — Restrictions on Ownership.”
     To ensure that five or fewer individuals do not own more than 50% in value of our outstanding preferred shares, our articles of incorporation provide that, subject to certain exceptions, no one may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8%, which we refer to as the preferred shares ownership limit, of any series of any class of our outstanding preferred shares. In addition, because rent from a related party tenant (any tenant 10% of which is owned, directly or constructively, by a REIT, including an owner of 10% or more of a REIT) is not qualifying rent for purposes of the gross income tests under the Code, our articles of incorporation provide that no individual or entity may own, or be deemed to own by virtue of the attribution provisions of the Code (which differ from the attribution provisions applied to the preferred shares ownership limit), in excess of 9.8%, which we refer to as the preferred shares related party limit, of our outstanding preferred shares. Our board of directors may exempt a person from the preferred shares ownership limit, if the person would not be deemed an “individual” and may exempt a person from the preferred shares related party limit. As a condition of any exemption, our board of directors will require appropriate representations and undertakings from the applicant with respect to preserving our REIT status.
     The preceding restrictions on transferability and ownership of preferred shares may not apply if our board of directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT. Even if the REIT provisions of the Code are changed so as to no longer contain any ownership concentration limitation or if the ownership concentration limitation is increased, the preferred shares ownership limit and the preferred shares related party limit will not be automatically removed. Any change in the preferred shares ownership limit, other than modifications that may be made by our board of directors as permitted by the articles of incorporation, would require an amendment to our articles of incorporation, even if our board of directors determines that maintenance of REIT status is no longer in our best interests. Amendments to our articles of incorporation require the affirmative vote of holders owning not less than a majority of our outstanding common shares. If it is determined that an amendment would materially and adversely affect the holders of any class of preferred shares, such amendment would also require the affirmative vote of holders of not less than two-thirds of such class of preferred shares.
     If preferred shares in excess of the preferred shares ownership limit or the preferred shares related party limit are issued or transferred to any person absent a waiver of such limit, such issuance or transfer will be null and void to the intended transferee, and the intended transferee will acquire no rights to the shares. In addition, if an issuance or transfer would cause our shares to be beneficially or constructively owned by fewer than 100 persons or would result in our being “closely held” within the meaning of Section 856(h) of the Code, such issuance or transfer will be null and void to the intended transferee, and the intended transferee will acquire no rights to the shares. Preferred shares transferred or proposed to be transferred in excess of the preferred shares ownership limit or the preferred shares related party limit or which would otherwise jeopardize our REIT status will be subject to repurchase by us. The purchase price of such preferred shares will be equal to the lesser of:
•	the price in such proposed transaction; and

•	the fair market value of such shares reflected in the last reported sales price for the shares on the trading day immediately preceding the date on which we or our designee determine to exercise our repurchase right if the shares are listed on a national securities exchange, or such price for the shares on the principal exchange if the shares are then listed on more than one national securities exchange.
If the shares are not listed on a national securities exchange, the purchase price will be equal to the lesser of:
•	the price in such proposed transaction; and

•	the latest bid quotation for the shares if the shares are then traded over the counter, or, if such quotation is not available, the fair market value as determined by our board of directors in good faith, on the last trading day immediately preceding the day on which notice of such proposed purchase is sent by us.
     From and after the date fixed for our purchase of such preferred shares, the holder will cease to be entitled to distributions, voting rights and other benefits with respect to such shares except the right to payment of the purchase price for the shares. Any dividend or distribution paid to a proposed transferee on such preferred shares must be repaid to us upon demand. If the foregoing transfer restrictions are determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then the intended transferee of any such preferred shares may be deemed, at our option, to have acted as our agent in acquiring such preferred shares and to hold such preferred shares on our behalf.
     All certificates for preferred shares will bear a legend referring to the restrictions described above.
     Our articles of incorporation provide that all persons who own, directly or by virtue of the attribution provisions of the Code, more than 5% of the preferred shares must give written notice to us stating the name and address of such person, the number of shares owned, and a description of how such shares are held each year by January 31. In addition, each of those shareholders must provide supplemental information that we may request, in good faith, in order to determine our status as a REIT.
DESCRIPTION OF COMMON SHARES
Capitalization
     Our articles of incorporation authorize us to issue up to 500,000,000 common shares, $0.10 par value per share.
General
     Our common shares are listed on the New York Stock Exchange, or NYSE, under the symbol “DDR.”
     The following description summarizes certain general terms and provisions of our common shares. This summary may not contain all of the information that is important to you. For more detail, you should refer to the applicable provisions of our articles of incorporation and our code of regulations.
     Holders of our common shares are entitled to receive dividends when, as and if declared by our board of directors, out of funds legally available therefor. Any payment and declaration of dividends by the Company on our common shares and purchases thereof will be subject to certain restrictions if we fail to pay dividends on any outstanding preferred shares. See “Description of Preferred Shares — Dividends.” If we are liquidated, dissolved or involved in any winding-up, the holders of our common shares are entitled to receive ratably any assets remaining after we have fully paid all of our liabilities, including the preferential amounts we owe with respect to any preferred shares. Holders of our common shares possess ordinary voting rights, with each share entitling the holder to one vote. Holders of our common shares have cumulative voting rights in the election of directors. Holders of our common shares do not have preemptive rights, which means that they have no right to acquire any additional common shares that we may subsequently issue.
Restrictions on Ownership
     In order for us to qualify as a REIT under the Code, not more than 50% in value of our outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals during the last half of a taxable year. “Individual” is defined in the Code to include certain entities. In addition, our capital stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. Additionally, certain other requirements must be satisfied.
     To ensure that five or fewer individuals do not own more than 50% in value of our outstanding common shares, our articles of incorporation provide that, subject to certain exceptions (including those set forth below), no holder may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 5%, which we refer to as the ownership limit, of our outstanding common shares. The “existing holder,” which includes, collectively, (a) Iris

Wolstein and/or all descendants of Iris Wolstein (which would include Scott A. Wolstein), (b) trusts or family foundations established for the benefit of the individuals named in (a) above and (c) other entities controlled by the individuals named in (a) above (or trusts or family foundations established for the benefit of those individuals) may own, or be deemed to own by virtue of the attribution provisions of the Code, no more than 5.1% of our outstanding common shares. The “exempt holder,” which is includes, collectively, (x) Professor Werner Otto, his wife Maren Otto and/or all descendants of Professor Werner Otto, including, without limitation, Alexander Otto, (y) trusts or family foundations established for the benefit of the individuals named in (x) above and (z) other entities controlled by the individuals named in (x) above (or trusts or family foundations established for the benefit of those individuals) may own, or be deemed to own by virtue of the attribution provisions of the Code, no more than 29.8% of our outstanding common shares.
     In addition, because rent from a related party tenant (any tenant 10% of which is owned, directly or constructively, by a REIT, including an owner of 10% or more of a REIT) is not qualifying rent for purposes of the gross income tests under the Code, our articles of incorporation provide that no individual or entity may own, or be deemed to own by virtue of the attribution provisions of the Code (which differ from the attribution provisions applied to the ownership limit), in excess of 9.8% of our outstanding common shares, which we refer to as the related party limit. Our board of directors may exempt a person from the ownership limit if the person would not be deemed an “individual” and may exempt a person from the related party limit if an opinion of counsel or a ruling from the IRS is provided to our board of directors to the effect that the ownership will not then or in the future jeopardize our status as a REIT. Our board of directors may also exempt the exempt holder and any person who would constructively own common shares constructively owned by the exempt holder from the ownership limit in its sole discretion. As a condition of any exemption, our board of directors will require appropriate representations and undertakings from the applicant with respect to preserving our REIT status.
     Additionally, our articles of incorporation prohibit any transfer of common shares that would cause us to cease to be a “domestically controlled qualified investment entity” as defined in Section 897(h)(4)(B) of the Code.
     The preceding restrictions on transferability and ownership of common shares may not apply if our board of directors determines that it is no longer in our best interests to continue to qualify as a REIT. The ownership limit and the related party limit will not be automatically removed even if the REIT provisions of the Code are changed to no longer contain any ownership concentration limitation or if the ownership concentration limitation is increased. In addition to preserving our status as a REIT, the effects of the ownership limit and the related party limit are to prevent any person or small group of persons from acquiring unilateral control of us. Any change in the ownership limit, other than modifications that may be made by our board of directors as permitted by our articles of incorporation, requires an amendment to the articles of incorporation, even if our board of directors determines that maintenance of REIT status is no longer in our best interests. Amendments to the articles of incorporation require the affirmative vote of holders owning a majority of our outstanding common shares. If it is determined that an amendment would materially and adversely affect the holders of any class of preferred shares, that amendment also would require the affirmative vote of holders of two-thirds of the affected class of preferred shares.
     Our articles of incorporation provide that upon a transfer or non-transfer event that results in a person beneficially or constructively owning common shares in excess of the applicable ownership limits or that results in us being “closely held” within the meaning of Section 856(h) of the Code, the person, which we refer to as a prohibited owner, will not acquire or retain any rights or beneficial economic interest in the shares that would exceed such applicable ownership limits or result in us being closely held, which we refer to as excess shares. Instead, the excess shares will be automatically transferred to a person or entity unaffiliated with and designated by us to serve as trustee of a trust for the exclusive benefit of a charitable beneficiary to be designated by us within five days after the discovery of the transaction that created the excess shares. The trustee will have the exclusive right to designate a person who may acquire the excess shares without violating the applicable restrictions, which we refer to as a permitted transferee, to acquire all of the shares held by the trust. The permitted transferee must pay the trustee an amount equal to the fair market value (determined at the time of transfer to the permitted transferee) for the excess shares. The trustee will pay to the prohibited owner the lesser of (a) the value of the shares at the time they became excess shares and (b) the price received by the trustee from the sale of the excess shares to a permitted transferee. The beneficiary will receive the excess of (x) the sale proceeds from the transfer to a permitted transferee over (y) the amount paid to the prohibited owner, if any, in addition to any dividends paid with respect to the excess shares.
     All certificates representing our common shares bear a legend referring to the preceding restrictions.
     Our articles of incorporation provide that all persons who own, directly or by virtue of the attribution provisions of the Code, more than 5% of our outstanding common shares must give written notice to us stating the name and address of such person, the number of shares owned, and a description of how such shares are held each year by January 31. In addition, each of those shareholders must provide supplemental information that we may request, in good faith, in order to determine our status as a REIT.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits

Exhibit Number	Description
3.1	Second Amended and Restated Articles of Incorporation, as amended effective July 10, 2009

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEVELOPERS DIVERSIFIED REALTY CORPORATION
By:	/s/ William H. Schafer
	Name:	William H. Schafer
	Title:	Executive Vice President and Chief Financial Officer

Date: August 10, 2009

EXHIBIT INDEX

Exhibit Number	Description
3.1	Second Amended and Restated Articles of Incorporation, as amended effective July 10, 2009